UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179
(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2008 Adrenalina (the “Company”) entered into employment agreements with three of its executive officers, as follows:

Ilia Lekach

Under the terms of this agreement, Mr. Lekach is being employed as the Chairman and Chief Executive Officer of the Company until June 30, 2013. Mr. Lekach will be paid a base salary of $500,000 per annum, provided that the salary to be paid will be reduced to $28,000 until (i) notice by Mr. Lekach that the salary be restored to the original agreed on amount or (ii) a change in control of the Company. The salary is subject to an automatic increase of 5% and bonuses including stock options, may be granted at the discretion of the Company’s board of directors based on an annual review. The agreement includes standard non-disclosure and other provisions and a non-compete covenant for a period ending six months after termination of employment.

Jeffrey Geller

Under the terms of this agreement, Mr. Geller is being employed as the President and Chief Operating Officer of the Company until June 30, 2013. Mr. Geller will be paid a base salary of $450,000 per annum, provided that the salary to be paid will be reduced to $360,000 until (i) notice by Mr. Geller that the salary be restored to the original agreed on amount or (ii) a change in control of the Company. The salary is subject to an automatic increase of 5% and bonuses including stock options, may be granted at the discretion of the Company’s board of directors based on an annual review. The agreement includes standard non-disclosure and other provisions and a non-compete covenant for a period ending six months after termination of employment.

Jonathan Abenhaim

Under the terms of this agreement, Mr. Abenhaim is being employed as Senior Vice President of the Company until June 30, 2011. Mr. Abenhaim will be paid a base salary of $130,000 per annum. The salary is subject to an automatic increase of 5% and bonuses including stock options, may be granted at the discretion of the Company’s board of directors based on an annual review. The agreement includes standard non-disclosure and other provisions and a non-compete covenant for a period ending six months after termination of employment.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b) Exhibits.

10.1         Employment Agreement with Ilia Lekach

10.2        Employment Agreement with Jeffrey Geller

10.3        Employment Agreement with Jonathan Abenhaim

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2008

Adrenalina

/s/ Jeffrey Geller
By: Jeffrey Geller
President and Chief Operating Officer